                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                     THE CINCINNATI GAS & ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

          OHIO                                              31-0240030
(State of incorporation)                                 (I.R.S. Employer
                                                       Identification No.)

                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 381-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                         WILLIAM L. SHEAFER, TREASURER
                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 381-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

     CHARLES S. WHITMAN, III                RONAL R. NEWBANKS
      DAVIS POLK & WARDWELL            TAFT, STETTINIUS & HOLLISTER
       450 LEXINGTON AVENUE                  STAR BANK CENTER
     NEW YORK, NEW YORK 10017             CINCINNATI, OHIO 45202
  (COUNSEL FOR THE UNDERWRITERS)       (COUNSEL FOR THE REGISTRANT)

                              -------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.
                              -------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
                                                     MAXIMUM         AGGREGATE        AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE      OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED    PER UNIT (1)       PRICE (1)           FEE
Debt Securities...............   $500,000,000         100%         $500,000,000      $172,413.80

    (1) Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED MAY 1, 1995

PROSPECTUS

                     THE CINCINNATI GAS & ELECTRIC COMPANY
                                DEBT SECURITIES

                               -----------------

 THE CINCINNATI GAS & ELECTRIC COMPANY (CG&E) INTENDS FROM TIME TO TIME TO ISSUE UP TO $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF UNSECURED DEBT
  SECURITIES (DEBT  SECURITIES)  IN  ONE  OR  MORE  SERIES  ON  TERMS  TO  BE
   DETERMINED  AT  THE TIME  OR TIMES  OF SALE.  FOR EACH  ISSUE OF  THE DEBT
   SECURITIES  FOR  WHICH  THIS  PROSPECTUS  IS  BEING  DELIVERED   (OFFERED
    SECURITIES)   THERE  WILL  BE  AN  ACCOMPANYING  PROSPECTUS  SUPPLEMENT
     (PROSPECTUS SUPPLEMENT) THAT SETS FORTH, WITHOUT LIMITATION AND TO THE EXTENT APPLICABLE, THE SPECIFIC DESIGNATION, AGGREGATE PRINCIPAL AMOUNT, DENOMINATION, MATURITY, PREMIUM, IF ANY, RATE OF INTEREST
       (WHICH MAY BE FIXED OR VARIABLE) OR METHOD OF CALCULATION THEREOF,
       TIME OF  PAYMENT  OF  INTEREST, ANY  TERMS  FOR  REDEMPTION,  ANY
        SINKING  FUND  PROVISIONS,  ANY  SUBORDINATION  PROVISIONS,  THE
        INITIAL PUBLIC OFFERING PRICE,  THE NAMES OF ANY  UNDERWRITERS
          OR  AGENTS, THE PRINCIPAL AMOUNTS,  IF ANY, TO BE PURCHASED
           BY THE UNDERWRITERS, THE COMPENSATION OF SUCH UNDERWRITERS
               OR AGENTS,  AND  ANY  OTHER  SPECIAL  TERMS  OF  THE
                              OFFERED SECURITIES.

                              -------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

    CG&E MAY SELL THE DEBT SECURITIES THROUGH UNDERWRITERS, DEALERS OR AGENTS, OR DIRECTLY TO ONE OR A LIMITED NUMBER OF PURCHASERS. THE PROSPECTUS SUPPLEMENT WILL SET FORTH THE NAMES OF UNDERWRITERS, DEALERS OR AGENTS, IF ANY, ANY APPLICABLE COMMISSIONS OR DISCOUNTS AND THE NET PROCEEDS TO CG&E FROM THE SALE OF THE OFFERED SECURITIES.

      , 1995

                             AVAILABLE INFORMATION

    CG&E IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 (EXCHANGE ACT) AND ACCORDINGLY FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONCERNING DIRECTORS AND OFFICERS, THEIR REMUNERATION, AND ANY MATERIAL INTEREST OF SUCH PERSONS IN TRANSACTIONS WITH CG&E, AS OF PARTICULAR DATES, IS DISCLOSED IN CG&E'S ANNUAL REPORT ON FORM 10-K FILED WITH THE COMMISSION. SUCH REPORTS AND OTHER
INFORMATION CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT ROOM 1024, 450 FIFTH STREET, N.W., WASHINGTON, D.C.; SUITE 1400, 500 WEST MADISON STREET, CHICAGO, ILLINOIS; AND SUITE 1300, SEVEN WORLD TRADE CENTER, NEW YORK, N.Y. COPIES OF SUCH MATERIAL CAN ALSO BE OBTAINED AT PRESCRIBED RATES FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT ITS PRINCIPAL OFFICE AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549. SUCH MATERIAL CAN ALSO BE INSPECTED AT THE OFFICES OF THE NEW YORK STOCK EXCHANGE AND THE CINCINNATI STOCK EXCHANGE.

    CG&E'S PRINCIPAL EXECUTIVE AND BUSINESS OFFICE IS LOCATED AT 139 EAST FOURTH STREET, CINCINNATI, OHIO 45202 (TELEPHONE 513-381-2000).
                              -------------------

    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CG&E OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              -------------------

                 INCORPORATION OF CERTAIN DOCUMENT BY REFERENCE

    There is hereby incorporated in this Prospectus by reference the following document heretofore filed with the Securities and Exchange Commission:

        1. CG&E's Annual Report on Form 10-K for the year ended December 31, 1994 filed pursuant to the Exchange Act.

    All documents filed by CG&E pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    CG&E HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. WILLIAM L. SHEAFER, TREASURER, THE CINCINNATI GAS & ELECTRIC COMPANY, 139 EAST FOURTH STREET, CINCINNATI, OHIO 45202 (TELEPHONE 513-381-2000).

                                  THE COMPANY

    CG&E (incorporated in Ohio in 1837) is a wholly-owned subsidiary of CINergy Corp. (CINergy), a registered holding company under the Public Utility Holding Company Act of 1935. CG&E is an electric and gas public utility company with four wholly-owned utility subsidiaries. CG&E and its utility subsidiaries are primarily engaged in the production, transmission, distribution, and sale of electric energy and the sale and transportation of natural gas in the southwestern portion of Ohio and adjacent areas in Kentucky and Indiana. The area served with electricity, gas, or both covers approximately 3,000 square miles, has an estimated population of 1.8 million, and includes the cities of Cincinnati and Middletown in Ohio, Covington and Newport in Kentucky, and Lawrenceburg in Indiana.

                                USE OF PROCEEDS

    Except as otherwise described in the Prospectus Supplement, the net proceeds of the Offered Securities will be applied primarily to the redemption, repurchase, repayment, or retirement of outstanding indebtedness and preferred stock.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges for each of the years ended December 31, 1990 through 1994 were 2.84, 2.45, 2.57, 1.48 and 2.60, respectively.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    The Debt Securities may be issued in one or more new series under an Indenture between the Company and The Fifth Third Bank, as Trustee (Trustee). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Debt Securities, the forms of which are filed as exhibits to the registration statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in such documents are referred to herein or in a Prospectus Supplement, such provisions or terms are incorporated by reference herein or therein, as the case may be.

    The Debt Securities will be unsecured obligations of the Company.

    Reference is made to the Prospectus Supplement relating to any particular issue of Offered Securities for the following terms, among others: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Debt Securities will be payable; (4) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the right, if any, to extend interest payment periods and the duration of such extension; (6) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) the denominations in which any of such Debt Securities will be issuable; (10) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (11) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance and Covenant Defeasance"; (12) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Debt Securities and, if so, the respective Depositaries for such Global Debt Securities, the form of any legend or legends to be borne by any such Global Debt Security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer--Global Debt Securities" and, if different from those described under such caption, any circumstances under which any such Global Debt Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Debt Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Debt Security or its nominee; (13) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (14) any addition to or change in the covenants in the Indenture; (15) the applicability of or any change in the subordination provisions of the Indenture for a series of Debt Securities; and (16) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 301).

    Except as otherwise described in the Prospectus Supplement, the covenants contained in the Indenture would not afford holders of Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

SUBORDINATION OF CERTAIN DEBT SECURITIES

    The Indenture provides that, pursuant to a supplemental indenture or a Board Resolution, one or more series of Debt Securities (Junior Subordinated
Securities) may be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding as of the date of the Indenture or thereafter incurred. (Section 1401).

    With respect to any Junior Subordinated Securities, no payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the Junior Subordinated Securities may be made if any Senior Debt is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Debt has been accelerated because of a default. (Section 1402). Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Debt must be paid in full before the holders of the Junior Subordinated Securities are entitled to receive or retain any payment. (Section 1403). The rights of the holders of the Junior Subordinated Securities will be subrogated to the rights of the holders of Senior Debt to receive payments or distributions applicable to Senior Debt. (Section 1404).

    The term "Senior Debt" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

        (a) all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, excluding Junior Subordinated Securities, but including all first mortgage bonds of the Company outstanding from time to time;

        (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and

        (c) all renewals, extensions, or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Securities. (Section 101).

    The Indenture does not limit the aggregate amount of Senior Debt that the Company may issue. As of December 31, 1994, outstanding Senior Debt of the Company aggregated approximately $1.76 billion.

FORM, EXCHANGE, AND TRANSFER

    The Debt Securities of each series will be issuable only in fully registered form without coupons. (Section 302).

    At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Debt Securities, Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305).

    Subject to the terms of the Indenture and the limitations applicable to Global Debt Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. (Section 305). The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002).

    If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of, or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305).

GLOBAL DEBT SECURITIES

    Some or all of the Debt Securities of any series may be issued as Global Debt Securities. Each Global Debt Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

    Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Debt Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Debt Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Debt Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debt Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Debt Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Debt Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305).

    As long as the Depositary, or its nominee, is the registered Holder of a Global Debt Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Debt Security for all purposes under the Debt Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Debt Security will not be entitled to have such Global Debt Security or any portion thereof registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Debt Security or any portion thereof for any purpose under the Debt Securities or the Indenture. All payments of principal of and any premium and interest on a Global Debt Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Debt Security.

    Ownership of beneficial interests in a Global Debt Security will be limited to institutions that have accounts with the Depositary or its nominee
(participants) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Debt Security, the Depositary will credit, on its book-entry registration and transfer system, the respective portion of the principal amounts of the Global Debt Security to the accounts of its participants. Ownership of beneficial interests in a Global Debt Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and other matters relating to beneficial interests in a Global Debt Security are subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Debt Security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

    Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Debt Security, in some cases, will trade in the Depositary's same-day funds settlement system in which secondary market trading activity in those beneficial interests are required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Debt Security upon the original issuance thereof may be required to be made in immediately available funds.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307).

    Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in the City of Cincinnati will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002).

    All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of 18 months after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003).

CONSOLIDATION, MERGER, AND SALE OF ASSETS

    The Indenture does not contain any covenant that restricts the Company's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any, and interest on the Debt Securities. (Section 801).

EVENTS OF DEFAULT

    Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or the Holders of at least 35% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization. (Section 501).

    If an Event of Default (other than  an Event of Default described in  clause
(e) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 35% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502). For information as to waiver of defaults, see "Modification and Waiver."

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonably satisfactory indemnity. (Section
603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512).

    No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 35% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonably satisfactory indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508).

    The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004).

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) affect the applicability of the subordination provisions to any Debt Security, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,
(g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or modify such provisions with respect to modification and waiver. (Section 902).

    The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1007). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513).

    Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104).

DEFEASANCE AND COVENANT DEFEASANCE

    If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities or to the Debt Securities of any series. (Section
1301).

    DEFEASANCE AND DISCHARGE. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Debt Securities, the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304).

    DEFEASANCE OF CERTAIN COVENANTS. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Company may omit to comply with certain restrictive covenants that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1303 and 1304).

TITLE

    The Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308).

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112).

CONCERNING THE TRUSTEE

    The Fifth Third Bank will be the Trustee under the Indenture. It is also the Trustee for certain pollution control revenue bonds of CG&E and is expected to be the Trustee for certain unsecured debt securities of The Union Light, Heat and Power Company (Union Light), CG&E's wholly-owned subsidiary, acts as registrar for preferred stock of CG&E and PSI Energy, Inc. (PSI), an affiliate of CG&E, and is the transfer agent for the common stock of CINergy and the capital stock of Union Light. The Fifth Third Bank makes loans to and acts as depositary for CG&E, PSI and Union Light, and also performs other services for CG&E and Union Light in the normal course of business.

                              PLAN OF DISTRIBUTION

    CG&E may sell the Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities sets forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Securities and the proceeds to CG&E from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters with respect to a particular Underwritten Offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. In connection with the sale of Offered Securities, the underwriters may receive compensation from CG&E or from purchasers in the form of discounts, concessions or commissions. The underwriters will be, and any dealers participating in the distribution of the Offered Securities may be, deemed to be underwriters within the meaning of the Securities Act of 1933. CG&E has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933. The underwriting agreement pursuant to which any Offered Securities are to be sold will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the Offered Securities if any are purchased.

    Offered Securities may be sold directly by CG&E or through agents designated by CG&E from time to time. The Prospectus Supplement sets forth the name of any agent involved in the offer or sale of the Offered Securities in respect of which the Prospectus Supplement is delivered as well as any commissions payable by CG&E to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the Prospectus Supplement, CG&E will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from CG&E at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

                          STATEMENT CONCERNING EXPERTS

    The statements made in CG&E's Annual Report on Form 10-K for the year ended December 31, 1994 under "Rate Matters", "Regulation" and "Environmental Matters" (which document is incorporated in this Prospectus by reference), and under "Description of Debt Securities" in this Prospectus, have been reviewed by Taft, Stettinius & Hollister, counsel for CG&E. The statements therein as to matters of law and legal conclusions are made on the authority of that firm as experts. The members and associates of the firm and their immediate families own directly or indirectly an aggregate 4,692 shares of CINergy's Common Stock and 320 shares of CG&E's Preferred Stock.

    The consolidated balance sheets and schedules of cumulative preferred stock and long-term debt of CG&E as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in common stock equity and cash flows for each of the three years in the period ended December 31, 1994, included in CG&E's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL OPINIONS

    The legality of the Debt Securities will be passed upon for CG&E by Taft, Stettinius & Hollister, Star Bank Center, Cincinnati, Ohio 45202, and for the Underwriters by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, who may rely as to matters of Ohio law on the opinion of Taft, Stettinius & Hollister or other Ohio counsel. In the past, Davis Polk & Wardwell has acted as counsel in certain matters for CG&E.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    CG&E estimates that expenses to be incurred and borne by it in connection with the proposed sale of the Debt Securities to be registered are as follows:

                                       ITEM                                           AMOUNT
- ----------------------------------------------------------------------------------  ----------
Registration Fee..................................................................  $  172,414
Rating Agencies Fees..............................................................     155,000
Printing..........................................................................      33,000
Trustee's Fees and Expenses.......................................................      15,000
Legal Fees........................................................................      80,000
Accounting Fees...................................................................      65,000
Blue Sky and Legal Investment Expenses............................................      10,000
Other.............................................................................      19,586
                                                                                    ----------
    Total.........................................................................  $  550,000
                                                                                    ----------
                                                                                    ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at its request as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person is determined under the procedure described in the Section to have (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) had no reasonable cause to believe the conduct was unlawful in the case of any criminal action or proceeding. However, with respect to expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification is to be made (i) in respect of any claim, issue, or matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, it is determined by the court upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, or (ii) in respect of any action or suit in which the only liability asserted against a director is in connection with the alleged making of an unlawful loan, dividend or distribution of corporate assets. The Section also provides that such person shall be indemnified against expenses actually and reasonably incurred by the person to the extent successful in defense of the actions referred to above, or in defense of any claim, issue, or matter therein.

    CG&E's Regulations contain substantially the same provisions except that indemnity under the statute is made mandatory as to directors and officers by the Regulations.

    CG&E maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act of 1933.

    The underwriters, dealers or agents, if any, will agree under certain circumstances to indemnify the directors and certain officers of CG&E against certain civil liabilities, principally liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS.

    The following exhibits are filed as part of the Registration Statement:

 EXHIBIT
   NO.
- ---------
 1         --Form of Underwriting Agreement
 4         --Form of Indenture between CG&E and The Fifth Third Bank
 5         --Opinion of Taft, Stettinius & Hollister as to legality of the Debt Securities
12         --Computation of ratio of earnings to fixed charges (Consolidated)
23-A       --Consent of Taft, Stettinius & Hollister (included in their opinion filed as Exhibit 5)
23-B       --Consent of Arthur Andersen LLP, Cincinnati, Ohio (see page II-5)
24-A       --Power of Attorney (filed herewith)
24-B       --Certified copy of resolution of CG&E's Board of Directors
25         --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Fifth Third Bank

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              -------------------

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 1st day of May, 1995.

                                      THE CINCINNATI GAS & ELECTRIC COMPANY
                                    Registrant

                                      By*JACKSON H. RANDOLPH, Chairman of the
                                        Board and Chief Executive Officer

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                TITLE                     DATE
- ------------------------------------------  -------------------------------  ----------------

(i) Principal executive officer:
     *JACKSON H. RANDOLPH                   Chairman of the Board and Chief
                                             Executive Officer

(ii) Principal financial officer:
     *J. WAYNE LEONARD                      Group Vice President and Chief
                                             Financial Officer

                                                                             May 1, 1995
(iii) Principal accounting officer:
     *CHARLES J. WINGER                     Comptroller
(iv) Directors:
     *JACKSON H. RANDOLPH                   Director
     *JAMES E. ROGERS                       Director
     *GEORGE H. STINSON                     Director

        *By /s/ WILLIAM L. SHEAFER
    ---------------------------------
   William L. Sheafer, Attorney-in-fact

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 23, 1995, included in The Cincinnati Gas & Electric Company's Annual Report on Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Cincinnati, Ohio
April 28, 1995.

                              -------------------

    The consent of Counsel named as experts is included in their opinion being filed as an Exhibit to the Registration Statement.